Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Amichai Nitzan Tzidkiyahu, Adv. (CPA)

Igal Rosenberg, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Jonathan Friedland, Adv. ***

Tsvia Shif, Adv.

Tali Pery, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary****

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Ehud Kremer. Adv.

Liav Menachem, Adv. Notary & Mediator

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Israel Asraf, Adv. & Notary

Shay Almakies, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Oren Geni, Adv.

Inbal Rachamim Avital, Adv.

Nidal Siaga, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Eran Lasker, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv.

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Moshe Zoaretz, Adv.

Or Nass, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Hila Naor, Adv.

Noy Keren, Adv.

Felix Naftaliev, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Dudi Braitman, Adv.

Shahaf Zuker, Adv.

Shlomi Cohen, Adv.

Alexey Kvaktoun, Adv.

Lior Valzman Haimovich, Adv.

Elinor Yaakobi, Adv.

Oran Bukelman, Adv.

Israel Kaluska Adv.

Dor Elkrif; Adv.

Keren Eilat; Adv.

Oria Haim, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

Omer Levi. Adv.

Yamit Halperin Adv.

Moran Alezra Adv.

February 21, 2023

Beamr Imaging Ltd.

10 Hamanofim Street,

Herzeliya

Israel

Dear Sir and Madam,

Re: REGISTRATION STATEMENT ON FORM F-1

We are acting as Israeli counsel for Beamr Imaging Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of (i) an aggregate of 1,800,000 ordinary shares, par value NIS 0.05, of the Company (the “Ordinary Shares”) as offered for resale on behalf of the “selling shareholders” described in the Registration Statement (the “Resale Shares”); and (ii) in connection with an underwritten offering of up to (A) 1,610,000 ordinary shares, par value NIS 0.05, of the Company (the “Offering Shares”); (B) warrants (the “Underwriter Warrants”) to purchase up to 80,500 additional Ordinary Shares issued to the Underwriter; and (C) the Ordinary Shares underlying the Underwriter Warrants (the “Warrant Shares”). All terms set forth herein and not defined shall have the meaning ascribed to them in the Registration Statement.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed inter alia the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy and the accuracy on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications.

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator &

Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel

*****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

***Member of the Bar, Israel and New York; Consular Agent
and Honorary Consul of the United States of America (Ret.)
**** Accredited by the consulate of France

***** Honorary Consul Of The Republic

Of Poland (ret.)

mail@dtkgg.com www.dtkgg.com

Haifa & Northern: 7 Palyam Blvd. Haifa,

(Phoenix House) 7th Floor, 3309510

Tel. +972-4-8147500 | Fax 972-4-8555976

Banking & Collection, 6th Floor

Tel. 972-4-8353700 | Fax 972-4-8702477

Romania: 7 Franklin, 1st District, Bucharest

Cyprus: 9 Zenonos Kitieos St., 2406
Engomi, Nicosia

Austria: Wildpretmarkt 2-4 | Mezzanin,
A- 1010, Vienna

Central: B.S.R. Tower 4, 33th Floor,

7 metsada St. Bnei Brak, 5126112

Tel. 972-3-6109100 | Fax +972-3-6127449

Tel. 972-3-6133371 | Fax +972-3-6133372

Tel. 972-3-7940700 | Fax +972-3-7467470

Tel. 972-3-6114455 | Fax +972-3-6131170

SRF New York: 1185 Avenue of the
Americas, 37th Floor | New York,
NY 10036

Based upon and subject to the foregoing, we are of the opinion that (i) the Offering Shares and Warrant Shares, when issued pursuant to the terms of the Registration Statement, and the terms of any agreements relating to such issuance, will be upon receipt of consideration as the case may be, validly issued, fully paid and non-assessable, and (ii) the Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable. We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if an any.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

Ronen Kantor, Adv.
Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co
Advocates & Notaries